Ritter Pharmaceuticals Regains Compliance with Nasdaq’s Minimum Bid Price Requirement

Ritter Shares Will Continue to Trade on the Nasdaq Capital Market

LOS ANGELES (July 11, 2019) – Ritter Pharmaceuticals, Inc. (Nasdaq: RTTR) (“Ritter Pharmaceuticals” or the “Company”), a developer of innovative therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases, today announced that it has received written notice from Nasdaq that the Company’s minimum bid price deficiency has been cured and that the Company is in compliance with all applicable listing standards. Accordingly, the scheduled hearing before the Hearings Panel to appeal the previous determination of non-compliance has been cancelled.

The Company regained compliance with the minimum bid price requirement as a result of its common stock’s closing bid price having been at or above the minimum requirement of $1.00 per share for a minimum of ten consecutive trading days. Shares of Ritter Pharmaceuticals will continue to trade on the Nasdaq Capital Market under the ticker symbol “RTTR.”

As previously reported, the Company received a written notice (the “Initial Notice”), dated December 26, 2018, from the Listing Qualifications department of Nasdaq indicating that the bid price of the Company’s common stock for the prior 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing on the Nasdaq Capital Market. The Initial Notice provided the Company 180 calendar days in which to regain compliance with the minimum bid price requirement. The Company was unable to regain compliance with the minimum bid price requirement during the compliance period, which ended on June 24, 2019. On June 26, 2019, the Company received written notice from Nasdaq notifying it that it had not regained compliance with the minimum bid price requirement and that it was not eligible for a second 180-day grace period to regain compliance because the Company did not comply with the $5,000,000 stockholders’ equity initial listing requirement or equivalent standards for The Nasdaq Capital Market. The Company appealed the determination to the Nasdaq Hearings Panel and requested a hearing before the panel.

About Ritter Pharmaceuticals

Ritter Pharmaceuticals, Inc. (www.RitterPharma.com, @RitterPharma) develops innovative therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases. The Company’s lead product candidate, RP-G28, has the potential to become the first FDA-approved treatment for lactose intolerance, a condition that affects over one billion people worldwide. RP-G28 is in Phase 3 clinical development with its first Phase 3 clinical trial, known as “Liberatus,” currently in its finalization stage with top-line data expected in early Q4 2019. The Company is further exploring the therapeutic potential that gut microbiome changes may have on treating/preventing a variety of diseases including gastrointestinal diseases, cancer, metabolic, and liver disease.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that express the current beliefs and expectations of Ritter Pharmaceuticals’ management. Any statements contained herein that do not describe historical facts are forward-looking statements, including statements related to our anticipated timing for the release of data from our Liberatus clinical trial. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. Some of the factors that could affect our actual results are included in the periodic reports on Form 10-K and Form 10-Q that we file with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to update or revise forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

Contacts

Investor Contact: John Beck

310-203-1000

john@ritterpharma.com